Exhibit 99.1

GWG HOLDINGS, INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS
ENDED SEPTEMBER 30, 2021 AND FULL YEAR ENDED DECEMBER 31, 2020

With Financial Filings Current, GWGH Reopens Sales of the L Bond

Company Now in Compliance with Nasdaq SEC Reporting Listing Requirements

DALLAS – December 8, 2021 –GWG Holdings, Inc. (Nasdaq: GWGH), an innovative financial services firm based in Dallas, Texas that is a leader in providing unique investment solutions and, through its passive investment in The Beneficient Company Group, L.P., unique liquidity solutions and services for the owners of illiquid investments, announced its financial and operating results. The results reflect consolidated accounting and financial reporting of GWGH and The Beneficient Company Group, L.P. and its consolidated subsidiaries (collectively, Beneficient). GWGH and Beneficient are referred to collectively as the Companies.

“It is a new day for GWG Holdings,” said Murray Holland, GWGH's Chairman and Chief Executive Officer. “After completing our financial filings to bring us current, and resuming our L Bond offering, we have emerged more determined than ever to fulfill our investors’ needs for the products we offer and yield we deliver. It is great to be back.”

Recent Corporate Developments

●	On July 1, Beneficient received a conditional trust charter from the state of Kansas. Beneficient is operating as the sole pilot in the Technology Enabled Fiduciary Financial Institutions Act (TEFFI), a new Kansas state law that allows for the chartering and creation of trust banks known as TEFFIs, which will finance alternative assets nationally held in Kansas trusts and provide qualified custodial and trustee services within the state.

●	With the restatement now completed and financial filings current, in the first week of December GWGH resumed sale of its L Bonds, a publicly registered, non-traded corporate bond issued by GWGH.

●	GWGH disclosed a going concern and material weakness in internal controls in its recent financial filings. The going concern disclosure indicates there is substantial doubt about GWGH’s ability to meet its financial obligations as they come due over the next 12 months due to GWGH’s recent inability to raise capital, recurring losses from operations, and potential negative implications of the ongoing SEC non-public, fact-finding investigation. The internal controls disclosure indicated that management had determined that GWGH’s internal controls were not sufficient to ensure amounts recorded and disclosed were fairly stated in accordance with GAAP. GWGH has increased the company’s accounting and financial reporting resources and has expended, and will continue to expend, a substantial amount of effort and resources to remediate and improve the internal controls.

●	On November 15, 2021, GWGH announced it will hold a combined 2020/2021 Annual Meeting of Stockholders on Friday, December 17, 2021, at 10:00 a.m., Central Time, at the Company’s principal executive offices located at 325 North St. Paul Street, Suite 2650, Dallas, Texas 75201, which will complete the last of Nasdaq’s outstanding continued listing requirements for GWGH. Stockholders of record on November 10, 2021, the record date for the 2020/2021 Annual Meeting, will be entitled to vote at the 2020/2021 Annual Meeting or any adjournments thereof.

●	Also around November 15, 2021, the GWGH and Beneficient Board of Directors approved a series of transactions that resulted in Beneficient becoming an independent company and, based on GWGH’s preliminary conclusions, no longer a consolidated subsidiary of GWGH. The amendments are part of an ongoing effort by management and the Board of Directors of GWGH to maximize the value of GWGH’s investment in Beneficient. GWGH believes that returning control of Beneficient was a necessary step to maximize the value of its investment in Beneficient by enabling Beneficient’s ability as an independent company to, among other things, have broader access to funding sources, have a broader adoption of its liquidity products and related service in its target markets as well as the ability to enter into third-party institutional product arrangements and retail marketing agreements that may have not otherwise be available, and establish an operational TEFFI. These capabilities could positively affect Beneficient’s ability to implement its long-term business objectives and, as a result, increase the value of GWGH’s investment in Beneficient. The deconsolidation of Beneficient was reported by GWGH in a Form 8-K filed with the SEC on December 3, 2021.

●	GWGH and Beneficient also agreed to form a capital advisory and sales administration company, Innovation Capital Solutions, LLC (ICS), which is expected to be a consolidated subsidiary of GWGH led by Merriah Harkins as Chief Executive Officer. ICS will employ current GWGH national securities sales team members and related support members, providing services focused on developing and offering Depository Trust Company-eligible capital solutions, establishing third-party national custodial and clearing relationships, sales operations services, and national account product management services for both GWGH and Beneficient.

1.	Financial and Operating Highlights

	Quarter to Date		Year to Date
($ Thousands except per share information)	3Q21	3Q20	3Q21	3Q20	FY 2020	FY 2019
Income Statement
Revenues	$33,786	$68,012	$37,259	$119,742	$124,371	$92,276
Expenses	76,269	87,111	216,464	272,149	349,281	171,873
Net Loss Attributable to Common	(50,578)	(48,898)	(169,881)	(120,475)	(168,545)	70,471
Net Loss per diluted common share	(2.44)	(1.60)	(8.18)	(3.95)	(6.01)	2.06
Balance Sheet
Investment in life insurance policies, at fair value	761,560	787,260	761,560	787,260	791,911	796,039
Investments in alternative assets, at fair value	226,138	221,245	226,138	221,245	221,894	342,012
Total L Bonds	1,551,912	1,426,623	1,551,912	1,426,623	1,519,006	1,293,530
Metrics
Capital Raised from L Bonds	—	114,730	155,170	317,302	440,195	403,397
Cash and restricted cash	67,723	115,668	67,723	115,668	124,160	115,790
Life Insurance Portfolio[2]	1,801,306	1,921,067	1,801,306	1,921,067	1,900,715	2,020,973
Face Value of Matured Policies	43,217	39,803	104,662	105,194	125,109	125,148
TTM Benefits / Premiums[3] (%)	171.0	220.0	171.0	220.0	179.4	196.0

1.	Face amount of policy benefits as of the end of the period presented.

2.	The ratio of policy benefits realized to premiums paid on a trailing twelve-month (TTM) basis.

Third Quarter 2021 vs. 2020:

●	Reported third quarter 2021 net loss of $50.6 million, compared to $48.9 million in the third quarter of 2020:

○	Third quarter net loss was primarily driven by higher interest expense as result of increased average debt balances and interest rates, combined with a lower gain on life insurance policies as a result of the adjustment to the portfolio mortality multiplier and lower revenue recognized from the change in fair value of life insurance policies

●	Continued to realize policy benefits from the life insurance portfolio:

○	Realized $43.2 million of face amount of policy benefits from 26 life insurance policies during the third quarter 2021, compared to $39.8 million from 21 life insurance policies during the third quarter of 2020

○	Mortality performance continues to perform consistently with the Actual-to-Expected Analysis, using the updated portfolio mortality multiplier established in the second quarter of 2021:

▪	Third quarter 2021 – $43.2 million actual vs. $36.4 million expected

○	TTM policy benefits realized continues to outpace premiums paid

●	Investments in alternative assets, at fair value increased $4.9 million compared to the same period of prior year

Nine Months Ended 2021 vs. 2020:

●	Reported year to date 2021 net loss of $169.9 million, compared to $120.5 million in the prior year:

○	The same factors impacting the quarter to date net loss also drove the net loss for the year to date period

●	Continued to realize policy benefits from the life insurance portfolio:

○	Realized $104.7 million of face amount of policy benefits from 74 life insurance policies during the nine months ended 2021, compared to $105.2 million from 70 life insurance policies during the prior period

○	Mortality performance continues to perform consistently with the Actual-to-Expected Analysis, using the updated portfolio mortality multiplier established in the second quarter of 2021:

▪	Year to date 2021 – $104.7 million actual vs. $106.9 million expected

○	TTM policy benefits realized continues to outpace premiums paid

●	Beneficient executed 10 liquidity transactions with an aggregate net asset value of investments in alternative assets of $5.6 million.

Fiscal Year 2020 vs 2019:

●	Reported 2020 net loss of $168.5 million, compared to net income of $70.5 million in fiscal year 2019:

○	The results of operations for 2020 reflect the consolidation of Beneficient compared to an equity method investment in 2019; the net income for 2019 was primarily driven by a net gain of $243.0 million realized upon the consolidation of Beneficient

●	Continued to realize policy benefits from the life insurance portfolio:

○	Realized $125.1 million of face amount of policy benefits from 92 life insurance policies during fiscal year 2020, compared to $125.1 million from 78 life insurance policies during the prior year

○	Mortality performance performed consistently with the Actual-to-Expected Analysis:

▪	Fiscal year 2020 – $125.1 million actual vs. $133.8 million expected

○	TTM policy benefits realized continues to outpace premiums paid

●	Beneficient executed nine liquidity transactions with an aggregate net asset value of investments in alternative assets of $15.1 million.

2.	ExAlt Trusts’ Investment in Alternative Assets

As of September 30, 2021, Beneficient’s loan portfolio had exposure to 111 professionally managed alternative investment funds, comprised of 301 underlying investments, and approximately 99 percent of Beneficient’s loan portfolio was collateralized by investments in private companies. Beneficient’s loan portfolio diversification spans across these industry sectors and geographic regions:

	September 30, 2021		December 31, 2020
Industry Sector	Value	Percent of Total	Value	Percent of Total
Software and Services	$30,700	13.6%	$23,310	10.5%
Semiconductors and Semiconductor Equipment	29,656	13.1%	21,271	9.6%
Diversified Financials	29,051	12.8%	28,462	12.8%
Food and Staples Retailing	26,986	11.9%	24,450	11.0%
Telecommunication Services	24,859	11.0%	27,401	12.3%
Utilities	23,208	10.3%	21,740	9.8%
Not Applicable (e.g., Escrow, Earnouts)(1)	15,524	6.9%	18,138	8.2%
Health Care Equipment and Services	12,056	5.3%	14,682	6.6%
Other(1)	34,098	15.1%	42,440	19.2%
Total	$226,138	100.0%	$221,894	100.0%

	September 30, 2021		December 31, 2020
Geography	Value	Percent of Total	Value	Percent of Total
North America	$97,182	43.0%	$96,056	43.3%
Asia	48,421	21.4%	42,475	19.1%
Southern Europe	30,912	13.7%	36,229	16.3%
South America	27,248	12.0%	24,767	11.2%
Western Europe	20,773	9.2%	21,064	9.5%
Other(2)	1,602	0.7%	1,303	0.6%
Total	$226,138	100.0%	$221,894	100.0%

(1)	Industries in this category each comprise less than 5 percent as of September 30, 2021.

(2)	Locations in this category each comprise less than 5 percent.

Assets in the collateral portfolio consist primarily of interests in alternative investment vehicles (also referred to as funds) that are managed by a group of U.S. and non-U.S. based alternative asset management firms that invest in a variety of financial markets and utilize a variety of investment strategies. The vintages of the funds in the collateral portfolio as of September 30, 2021 ranged from 1993 to 2021.

3.	Life Insurance Portfolio Statistics as of September 30, 2021

Portfolio Summary:

Total life insurance portfolio face value of policy benefits (in thousands)	$1,801,306
Average face value per policy (in thousands)	$1,831
Average face value per insured life (in thousands)	$1,984
Weighted average age of insured (years)	83.6
Weighted average life expectancy estimate (years)	6.44
Total number of policies	984
Number of unique lives	908
Demographics	74% Male; 26% Female
Number of smokers	36
Largest policy as % of total portfolio face value	0.7%
Average policy as % of total portfolio	0.1%
Average annual premium as % of face value	4.1%

Distribution of Policies and Benefits by Current Age of Insured:

				Percentage of Total		Weighted
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits	Average LE (Years)
64	69	23	$22,735	2.3%	1.2%	11.4
70	74	168	198,473	17.1%	11.0%	10.1
75	79	197	340,040	20.0%	18.9%	9.3
80	84	197	350,391	20.0%	19.5%	7.5
85	89	210	489,899	21.3%	27.2%	4.8
90	94	155	334,534	15.8%	18.6%	3.1
95	101	34	65,234	3.5%	3.6%	2.2
Total		984	$1,801,306	100.0%	100.0%	6.4

Webcast Details

Management will host a webcast Thursday, December 9, 2021 at 11:00 a.m. EST to discuss financial and operating results. The webcast will give viewers audio and access to PowerPoint slides that illustrate points made during the presentation. To register for the webcast, go to http://get.gwgh.com/q32021webcastinvite.

After the webcast is completed, a replay of it can be accessed at http://get.gwgh.com/q32021webcast.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is an innovative financial services firm based in Dallas, Texas that is a leader in providing unique investment solutions and, through its passive investment in The Beneficient Company Group, L.P., unique liquidity solutions and services for the owners of illiquid investments. The Beneficient Company Group, L.P. has exposure to a diversified and growing portfolio of alternative assets containing 111 professionally managed alternative investment funds as of September 30, 2021.

Through GWGH’s subsidiary, GWG Life, LLC, GWGH also owns and manages a diverse portfolio of life insurance policies that, as of September 30, 2021, included $1.8 billion in face value of life insurance policy benefits.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com. For more information about Beneficient, email askben@beneficient.com or visit www.trustben.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q filed with the SEC on November 19, 2021, and Annual Report on Form 10-K filed with the SEC on November 5, 2021. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K, and other filings that we make with the SEC. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 787-5744

dcallahan@gwgh.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Cash and cash equivalents	$42,207	$85,249
Restricted cash	25,516	38,911
Investment in life insurance policies, at fair value	761,560	791,911
Life insurance policy benefits receivable, net	33,105	14,334
Investment in alternative assets, at fair value	226,138	221,894
Equity method investment	664	8,582
Other assets	33,256	36,326
Goodwill	2,367,750	2,367,750
TOTAL ASSETS	$3,490,196	$3,564,957
LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facilities with LNV Corporation and National Founders LP	$327,702	$193,730
L Bonds	1,279,808	1,246,902
Seller Trust L Bonds	272,104	272,104
Debt due to related parties	77,362	76,260
Interest and dividends payable	24,440	24,080
Accounts payable and accrued expenses	30,448	26,505
Deferred tax liability, net	51,328	51,469
TOTAL LIABILITIES	2,063,192	1,891,050

Redeemable noncontrolling interests	1,226,020	1,233,093

STOCKHOLDERS’ EQUITY
Redeemable preferred stock
(par value $0.001; shares authorized 100,000; shares outstanding 41,681 and 56,855; liquidation preference of $41,925 and $57,187 as of September 30, 2021 and December 31, 2020, respectively)	31,069	46,241
Series 2 redeemable preferred stock
(par value $0.001; shares authorized 150,000; shares outstanding 86,707 and 129,887; liquidation preference of $87,212 and $130,645 as of September 30, 2021 and December 31, 2020, respectively)	67,410	110,592
Common stock
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding, 33,097,118 and 33,094,664 as of September 30, 2021 and December 31, 2020, respectively)	33	33
Common stock in treasury, at cost (12,337,264 shares as of both September 30, 2021 and December 31, 2020)	(67,406)	(67,406)
Additional paid-in capital	265,812	274,023
Accumulated deficit	(412,621)	(251,111)
TOTAL GWG HOLDINGS STOCKHOLDERS’ (DEFICIT) EQUITY	(115,703)	112,372
Noncontrolling interests	316,687	328,442
TOTAL STOCKHOLDERS’ EQUITY	200,984	440,814
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,490,196	$3,564,957

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE
Gain on life insurance policies, net	$15,484	$14,122	$17,923	$43,355
Investment income, net	17,554	56,705	21,417	41,590
Interest income	213	278	835	1,293
Other income (loss)	535	(3,093)	(2,916)	33,504
TOTAL REVENUE	33,786	68,012	37,259	119,742
EXPENSES
Interest expense	45,096	40,792	128,605	113,805
Employee compensation and benefits	14,871	33,777	43,977	123,321
Legal and professional fees	6,650	7,830	20,832	21,636
Other expenses	9,652	4,712	23,050	13,387
TOTAL EXPENSES	76,269	87,111	216,464	272,149
LOSS BEFORE INCOME TAXES	(42,483)	(19,099)	(179,205)	(152,407)
INCOME TAX EXPENSE (BENEFIT)	655	3,618	173	(14,545)
NET LOSS BEFORE LOSS FROM EQUITY METHOD INVESTMENT	(43,138)	(22,717)	(179,378)	(137,862)
Loss from equity method investment	(4,949)	(1,431)	(11,898)	(4,279)
NET LOSS	(48,087)	(24,148)	(191,276)	(142,141)
Net (income) loss attributable to noncontrolling interests	(87)	(21,181)	29,766	32,901
Less: Preferred stock dividends	2,404	3,569	8,371	11,235
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(50,578)	$(48,898)	$(169,881)	$(120,475)
NET LOSS PER COMMON SHARE
Basic	$(2.44)	$(1.60)	$(8.18)	$(3.95)
Diluted	$(2.44)	$(1.60)	$(8.18)	$(3.95)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	20,759,854	30,477,792	20,758,910	30,516,331
Diluted	20,759,854	30,477,792	20,758,910	30,516,331